Exhibit 99.1

AgEagle Aerial Systems Announces its Drones Used by U.S. Army Corps of Engineers

●	U.S. Army Corps of Engineers (USACE) completed its training for National Guardsman utilizing the AgEagle eBee TAC drone, along with other UAVs
●	eBee TAC is the first fixed-wing drone to be added to the DIU Blue UAS list and cleared to fly over humans
●	Five-day, 32-hour training program prepares future crewmembers to operate Unmanned Aviation Systems (UAS) inside the National Airspace System

WICHITA, Kan., May 01, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class full stack unmanned aviation systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, today announces the U.S. Army Corps of Engineers (USACE) completed its training for National Guardsman utilizing, among other UAVs, the AgEagle eBee TAC drone, NDAA- compliant and the first fixed-wing drone to be added to the Defense Innovation Unit (DIU) Blue UAS list and cleared to fly over humans.

AgEagle CEO, Bill Irby, commented, “We believe that the use of our drones by the U.S. Army Corps of Engineers to certify their National Guardsman to use USA is a big win as it serves to validate our technology in the U.S. Military-Industrial complex. The UAS can be used to assist Enhanced Response Force Package (CERFP) soldiers in their vital yet dangerous missions. We look forward to continuing to provide mission-critical support to our growing commercial and government customer base as we further position ourselves as a leader in the increasingly growing UAS market.”

Soldiers from the Chemical, Biological, Radiological, Nuclear (CBRN) and high-yield explosive CERFP completed the USACE Unmanned Aviation System (UAS) Basic Qualification Course from March 18-22 at Redstone Arsenal, Alabama. The U.S. military domestic CBRN Response Enterprise includes National Guard units assigned to the National Guard’s Weapons of Mass Destruction Civil Support Teams (WMD-CSTs), CERFPs, and Homeland Response Forces (HRFs). There is at least one National Guard CERFP in each of the 10 Federal Emergency Management Agency (FEMA) regions.

The National Guard CERFP mission capabilities include incident site search of collapsed buildings and structures, conducting rescue tasks to extract trapped casualties, providing mass decontamination, performing medical triage and initial treatment to stabilize patients for transport to medical facilities by the Incident commander, and the recovery of CBRN incident fatalities, all which now include the assistance of unmanned vehicles and other systems.

AgEagle’s eBee TAC is a cyber-secure governmental and tactical mapping drone specifically designed for enhancing situational awareness.

NOTE: The use of the AgEagle and/or eBee TAC is not an endorsement of either product by USACE.

About AgEagle Aerial Systems Inc.:

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

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Email: UAVS@ageagle.com

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